                                  SCHEDULE 14A

                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                          Commission Only (as Permitted by Rule
                                          14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                            SWITCHBOARD INCORPORATED

                (Name of Registrant as Specified in Its Charter)

                                Not Applicable.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:

2.  Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.  Proposed maximum aggregate value of transaction:

5.  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.  Amount Previously Paid:

2.  Form, Schedule or Registration Statement No.:

3.  Filing Party:

4.  Date Filed:

                            SWITCHBOARD INCORPORATED

                               ----------------

                    Notice of Annual Meeting of Stockholders
                            to be held May 16, 2001
                               ----------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Switchboard Incorporated, a Delaware corporation, will be held on Wednesday, May 16, 2001 at 10:00 a.m., local time, at the Wyndham Westborough Hotel, 5400 Computer Drive, Westboro, Massachusetts, for the purpose of considering and voting upon the following matters:

  1. To elect two class I directors to serve for the ensuing three years and until their respective successors are elected and qualified;

  2. To approve the continuance of and an amendment to our 1999 stock incentive plan increasing from 1,875,000 to 2,775,000 the number of shares of our common stock authorized for issuance under that plan;

  3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the current year; and

  4. To transact such other business as may properly come before the annual meeting and any adjournment or adjournments of the meeting.

   Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

   Our board of directors has fixed the close of business on March 30, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or adjournments thereof. Our stock transfer books remain open.

   A copy of our annual report to stockholders for the year ended December 31, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this notice and the enclosed proxy statement.

   All stockholders are cordially invited to attend this annual meeting.

                                          By order of the board of directors,

                                          /s/ John P. Jewett

                                          John P. Jewett, Secretary
April 17, 2001

   Whether or not you plan to attend the meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope in order to ensure representation of your shares. No postage need be affixed if the proxy card is mailed in the United States.

                            SWITCHBOARD INCORPORATED
                               120 Flanders Road
                         Westboro, Massachusetts 01581

                               ----------------
                                PROXY STATEMENT
           For Annual Meeting of Stockholders To Be Held May 16, 2001
                               ----------------

   This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Switchboard Incorporated for use at the annual meeting of stockholders to be held on Wednesday, May 16, 2001 at 10:00 a.m., local time, at the Wyndham Westborough Hotel, 5400 Computer Drive, Westboro, Massachusetts and at any adjournment or adjournments thereof.

   All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our corporate secretary. Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.

   On March 30, 2001, the record date for determination of stockholders entitled to vote at the annual meeting, there were outstanding and entitled to vote an aggregate of 25,866,885 shares of our common stock and one share of our series E special voting preferred stock. The holders of our common stock and our series E special voting preferred stock will vote together as a single class on each of the matters to be voted upon at the annual meeting, with each share of common stock and series E special voting preferred stock receiving one vote on each matter.

   The notice of meeting, this proxy statement, the enclosed proxy and our annual report to stockholders for the year ended December 31, 2000 are first being sent or given to stockholders on or about April 17, 2001. We will, upon written request of any stockholder, furnish without charge a copy of our annual report on Form 10-K for the year ended December 31, 2000, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission. Please address your request to Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581,
Attention: Sally Masnoon, Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information as of January 31, 2001 with respect to the beneficial ownership of shares of our common stock by:

  . each person known to us to own beneficially more than 5% of our outstanding shares of common stock;

  .  our directors;

  . our Chief Executive Officer, our President and our two other executive officers who were serving as executive officers on December 31, 2000; and

  .  all of our directors and executive officers as a group.

   As of January 31, 2001, we had 25,633,614 shares of common stock outstanding and one share of series E special voting preferred stock outstanding. The one share of series E special voting preferred stock outstanding as of January 31, 2001 was then, and remains, convertible into one share of common stock, at the discretion of the holder of that share.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after January 31, 2001 through the exercise or conversion of any stock option, warrant, preferred stock or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

   The address of each of our employees, officers and directors is c/o Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581.

                                                      Amount and Nature
                                                   of Beneficial Ownership
                                                 ----------------------------
                                                                   Percent of
Name of Beneficial Owner                         Number of Shares    Class
------------------------                         ----------------  ----------
5% Stockholders
ePresence, Inc..................................    9,802,421(1)      38.2%
 120 Flanders Road
 Westboro, Massachusetts 01581
Viacom Inc......................................    8,535,498(2)      32.0%
 1515 Broadway
 New York, New York 10036
Massachusetts Financial Services Company .......    2,254,817(3)       8.4%
 500 Boylston Street
 Boston, Massachusetts 02116
AOL Time Warner Inc.............................    1,496,260(4)       5.8%
 75 Rockefeller Plaza
 New York, New York 10019

Directors and Executive Officers:
James M. Canon..................................      250,300(5)         *
William P. Ferry................................      125,000(6)         *
Peter Glusker...................................          --             *
Douglas J. Greenlaw.............................      916,000(7)       3.5%
John P. Jewett..................................      150,833(8)         *
Daniel R. Mason.................................       40,000(9)         *
Dean Polnerow...................................      438,000(10)      1.7%
Richard M. Spaulding............................       55,000(11)        *
David N. Strohm.................................       60,000(12)        *
Robert M. Wadsworth.............................       40,000(13)        *
All executive officers and directors as a group
 (11 persons)...................................    2,105,133(14)      7.6%

--------
* Less than 1%.

(1) ePresence Securities Corporation, a wholly owned subsidiary of ePresence, filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2001, reporting beneficial ownership of 9,802,421 shares of common stock as of December 31, 2000. The information contained in this table is derived from such filing. The Schedule 13G reported that 9,802,421 shares are held by ePresence Securities Corporation.

(2) Includes 1,066,937 shares issuable upon the exercise of warrants exercisable within 60 days of January 31, 2001. Also includes the one outstanding share of our series E special voting preferred stock which is convertible into one share of common stock within 60 days of January 31, 2001. The shares may also be deemed to be beneficially owned by NAIRI, Inc., which owns approximately 68% of Viacom's voting stock, NAIRI's parent corporation, National Amusements, Inc., and Sumner M. Redstone, who is the controlling stockholder of National Amusements, Inc.
(3) Massachusetts Financial Services Company filed a Schedule 13G with the Securities and Exchange Commission on February 12, 2001 reporting beneficial ownership of 2,254,817 shares of common stock as of December 31, 2000. The information contained in this table is derived from such filing. The Schedule 13G reported that 2,254,817 shares beneficially owned by Massachusetts Financial Services Company are also beneficially owned by certain other non-reporting entities.
(4) AOL Time Warner Inc. and America Online, Inc. filed a Schedule 13G with the Securities and Exchange Commission on January 23, 2001 reporting beneficial ownership of 1,496,260 shares of common stock as of January 11, 2001. The information contained in this table is derived from such filing. The
    Schedule 13G reported that 1,121,260 shares are held by America Online, Inc., a wholly owned subsidiary of AOL Time Warner Inc., and 375,000 shares are held by Digital City, Inc., a wholly owned subsidiary of America Online, Inc.
(5) Consists of 250,300 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2001, 67,725 of which shares would be subject to Switchboard's right to repurchase all or part of such shares at their purchase price.
(6) Includes 100,000 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2001, 60,000 of which shares would be subject to Switchboard's right to repurchase all or part of such shares at their purchase price. Mr. Ferry is President, Chief Executive Officer and Chairman of the Board of Directors of ePresence. Does not include shares held by ePresence.
(7) Includes 900,000 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2001, 650,000 of which shares would be subject to Switchboard's right to repurchase all or part of such shares at their purchase price.
(8) Includes 105,000 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2001, 70,000 of which shares would be subject to Switchboard's right to repurchase all or part of such shares at their purchase price.
(9) Consists of 40,000 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2001, 30,000 of which shares would be subject to Switchboard's right to repurchase all or part of such shares at their purchase price. Mr. Mason is Executive Vice President of Infinity Broadcasting Corporation, a wholly owned subsidiary of Viacom. Does not include shares held by Viacom.
(10) Consists of 438,000 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2001, 179,750 of which shares would be subject to Switchboard's right to repurchase all or part of such shares at their purchase price.
(11) Includes 41,250 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2001, 30,000 of which shares would be subject to Switchboard's right to repurchase all or part of such shares at their purchase price. Also includes 1,000 shares held by the spouse of Mr. Spaulding. Does not include shares held by ePresence. Mr. Spaulding is Senior Vice President and Chief Financial Officer of ePresence.
(12) Includes 30,000 shares subject to Switchboard's right to repurchase all or part of such shares at their purchase price.
(13) Consists of 40,000 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2001, 30,000 of which shares would be subject to Switchboard's right to repurchase all or part of such shares at their purchase price. Mr. Wadsworth is a director of ePresence. Does not include shares held by ePresence.
(14) Includes 1,944,550 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2001, 1,147,475 of which shares would be subject to Switchboard's right to repurchase all or part of such shares at their purchase price. Also includes 30,000 shares subject to Switchboard's right to repurchase all or part of such shares of their purchase price.

Votes Required

   The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at the annual meeting shall constitute a quorum for the transaction of business at the annual meeting. Shares of our capital stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum exists at the annual meeting.

   The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the annual meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of our capital stock present or represented by proxy and voting on the matter is required to approve the continuance of and amendment to our 1999 stock incentive plan and to ratify the appointment of our independent auditors.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter, will not be counted as votes in favor of that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on a matter. Similarly, abstentions and "broker non-votes" will have no effect on the voting on the approval of the amendment to our 1999 stock incentive plan or on the ratification of the appointment of our independent auditors, both of which require the affirmative vote of a majority of the votes cast or shares voting on the matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   Except for directors entitled to be elected by the holder of our one outstanding share of series E special voting preferred stock, we have a classified board of directors consisting of two class I directors, two class II directors and two class III directors. The class I, class II and class III directors serve until the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

   Viacom Inc. is the holder of the one outstanding share of our series E special voting preferred stock. As the holder of that share, Viacom is presently entitled under our certificate of incorporation to elect the number of directors to our board of directors, rounded down, that represents Viacom's fully diluted ownership interest in Switchboard. Pursuant to these special voting rights, Viacom is entitled to designate two of our eight directors. Directors elected pursuant to Viacom's special voting rights may be removed by Viacom at any time without cause. Viacom has elected Peter Glusker and Daniel
R. Mason to our board of directors pursuant to its special voting rights.

   On June 30, 1999, we entered into a stockholders' voting agreement with Viacom and ePresence under which Viacom agreed to vote all of its shares of our common stock to elect to our board of directors a number of persons designated by ePresence as would represent a majority of our board of directors. Effective as of January 1, 2001, we entered into an agreement with Viacom and ePresence terminating that stockholders' voting agreement in its entirety.

   The persons named in the enclosed proxy will vote to elect, as class I directors, William P. Ferry and Robert M. Wadsworth, the two director nominees named below, unless the proxy is marked otherwise. Mr. Ferry and Mr. Wadsworth are currently directors of Switchboard. Each class I director will be elected to hold office until the 2004 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. There is one vacancy on the board, but that vacancy is not designated for a class I director. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

   For each member of our board of directors, including those who are nominees for election as class I directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he serves as a director and his age and length of service as one of our directors. There are no family relationships among any of our directors, nominees for director and executive officers.

                         Nominees for Class I Directors

   William P. Ferry, 48, has served as a director since March 1997 and as our Chairman of the Board of Directors since February 1998. Mr. Ferry has served as Chairman of the Board of Directors of ePresence, Inc. since October 1997 and as President, Chief Executive Officer and a director of ePresence since February 1997. From 1990 to February 1997, Mr. Ferry served in various capacities, most recently as President, Services Division, at Wang Laboratories, Inc., an information technology service provider.

   Robert M. Wadsworth, 41, has served as a director since September 1999. He has been a managing director of HarbourVest Partners, LLC, a venture capital management company, since February 1997. He joined Hancock Venture Partners, the predecessor of HarbourVest Partners, in 1986. Mr. Wadsworth is a general partner of several private equity funds managed by HarbourVest Partners. Since March 1998, Mr. Wadsworth has been a director of ePresence. He is also a director of Concord Communications, Inc., Network Engines, Inc., Trintech Group plc and several private companies.

   Our board of directors believes that the election of William P. Ferry and Robert M. Wadsworth as class I directors to hold office until the 2004 annual meeting of stockholders and each until his successor is elected and qualified is in the best interests of both Switchboard's stockholders and Switchboard and recommends a vote FOR all of the nominees for director.

            Class II Directors (Terms expire at 2002 annual meeting)

   Richard M. Spaulding, 41, has served as a director since April 1996. Mr. Spaulding is Senior Vice President and Chief Financial Officer of ePresence, where he has served in various capacities since 1990.

   David N. Strohm, 52, has served as a director since February 1998. He has been a general partner of Greylock Management Corporation, a venture capital group, since 1980, and he is a general partner of several venture capital funds affiliated with Greylock Management. Mr. Strohm served as a director of ePresence from 1983 until November 1999. He is also a director of DoubleClick Inc., Legato Systems, Inc. and Internet Security Systems, Inc.

           Class III Directors (Terms expire at 2003 annual meeting)

   Douglas J. Greenlaw, 56, has served as our Chief Executive Officer since October 1999 and as a director since January 2000. Prior to joining Switchboard, from January 1997 to October 1999, Mr. Greenlaw served as an independent management consultant. From 1994 to December 1996, Mr. Greenlaw served as President and Chief Operating Officer of Multimedia, Inc., a publisher of newspapers and operator of television and radio stations.

   Dean Polnerow, 45, founded Switchboard and has served as our President since March 1998 and as a director since September 1998. Prior to his appointment as our President, from 1996 to March 1998, Mr. Polnerow served as our Vice President, Product and Business Development. From 1983 to April 1996,
Mr. Polnerow served in various capacities, including as Vice President, Advanced Development, at ePresence.

               Series E Special Voting Preferred Stock Directors

   Daniel R. Mason, 48, has served as a director since September 1999. Mr. Mason is Executive Vice President of Infinity Broadcasting Corporation, a wholly owned subsidiary of Viacom, and has served as President of the Infinity Radio Group, an operator of radio stations, since 1995. From 1992 to 1995, Mr. Mason served as President of Group W. Radio, a division of Westinghouse Broadcasting Company. Mr. Mason is also a director of MarketWatch.com, Inc.

   Peter Glusker, 39, has served as a director since July 2000. Mr. Glusker has been Senior Vice President, Viacom Interactive Ventures of Viacom, since February 2000, and served as Managing Partner of The Accelerator Group, a media and technology investment company, from November 1999 to February 2000. From September 1998 to November 1999, Mr. Glusker served as an independent technology consultant. From February 1996 to September 1998, Mr. Glusker served as Senior Vice President, Business Development of Prodigy Communications Corporation, an internet services provider. Mr. Glusker is also a director of MarketWatch.com, Inc.

Board of Directors and Committee Meetings

   Our board of directors met seven times during 2000. All directors attended at least 75% of the meetings of the board of directors and of the committees on which they served.

   Our board of directors has a standing audit committee, which reviews the results and scope of the audit and other services provided by our independent auditors. The audit committee held five meetings during 2000. The current members of the audit committee are Mr. Spaulding, Mr. Strohm and Mr. Wadsworth.

   Our board of directors has a standing compensation committee, which provides recommendations to the board of directors regarding our compensation programs and administers certain of our employee benefit plans. The compensation committee held two meetings during 2000. The current members of the compensation committee are Mr. Ferry, Mr. Mason and Mr. Strohm.

Director Compensation

   We may reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. From time to time, in our discretion, we grant equity awards to our non-employee directors under our stock incentive plans. In January 2000, under our 1999 stock incentive plan, we granted to Russell I. Pillar an option to purchase up to 40,000 shares of our common stock at a per share exercise price of $11.00 upon his election to the board of directors. Mr. Pillar resigned as a director of Switchboard in July 2000 and the option subsequently expired pursuant to its terms without being exercised. During 2000, we granted no other options to our non-employee directors.

   Directors who have received options have the right to exercise such options prior to the time they become vested. Upon an early exercise, directors receive shares of restricted stock which are subject to the same vesting schedule as the original options.


Compensation of Executive Officers

 Employment Arrangements

   Douglas J. Greenlaw. In October 1999, we entered into an employment agreement with Douglas J. Greenlaw, our Chief Executive Officer. Mr. Greenlaw receives a minimum annual base salary of $225,000 and is eligible to receive an annual performance bonus targeted at $75,000, based upon a combination of our performance and Mr. Greenlaw's achievement of individual objectives. In addition, we provide Mr. Greenlaw with executive life insurance at a value equal to five times his base salary. Mr. Greenlaw also received non-qualified options to purchase up to 900,000 shares of our common stock at an exercise price of $9.00 per share which vest according to the following schedule:

  .  250,000 shares are vested;

  . 450,000 shares vest over a three-year period of continuous employment, with 150,000 shares vesting each year commencing in October 2001; and

  .  200,000 vest in October 2004.

   The vesting of the 150,000 shares in each of October 2002 and October 2003 and the vesting of the 200,000 shares in October 2004 will accelerate in full if and when Switchboard achieves a market capitalization for 90 consecutive days of $1.0 billion with respect to the options vesting in October 2002, for 90 consecutive days of $1.5 billion with respect to the options vesting in October 2003 and for 180 consecutive days of $2.0 billion with respect to the options vesting in October 2004.

   If a change in control of Switchboard occurs, the vesting of 50% of any unvested portion of Mr. Greenlaw's options accelerates. One year after a change in control of Switchboard, 100% of the then unvested portion of Mr. Greenlaw's options immediately vests. If we terminate Mr. Greenlaw's employment within one year of a change in control of Switchboard or if we materially reduce his responsibilities from those in effect immediately prior to a change in control, 100% of the then unvested portion of his options immediately vests. If we terminate Mr. Greenlaw's employment for any reason, except for cause, Mr. Greenlaw will be entitled to:

  . his base salary and bonus, pro rated for assumed on-target achievement of performance objectives, for six months from the date of termination; and

  .  continued employee benefits coverage for six months.

   Dean Polnerow. In December 1999, we entered into an employment agreement with Dean Polnerow, our President, under which Mr. Polnerow receives a minimum annual salary of $165,000 and is eligible to receive an annual performance bonus targeted at $60,000, each as subject to adjustment from time to time by the board of directors. Mr. Polnerow may earn an additional $35,000 for overachievement of specified goals. In addition, we provide Mr. Polnerow with executive life insurance at a value equal to five times his base salary.
Mr. Polnerow's agreement is renewed automatically every year unless either party provides 60 days' written notice of its intent not to renew.

   Since January 1997, we granted options to Mr. Polnerow to purchase up to an aggregate of 438,000 shares of our common stock at a weighted average exercise price of $4.47 per share. Of these options:

  .  258,250 shares are vested;

  .  17,500 shares vest in March 2002;

  . 40,000 shares vest over a three-year period of continuous employment, with 10,000 shares vesting in April 2001, 10,000 shares vesting in April 2002 and 20,000 shares vesting in April 2003;

  . 2,250 shares vest over a four-year period of continuous employment in equal installments every three months beginning in May 2001; and

  . 120,000 shares vest over a three-year period of continuous employment, with 35,000 shares vesting in October 2001, 35,000 shares vesting in October 2002, and 50,000 shares vesting in October 2003; provided, that, the vesting of these shares will accelerate if and when Switchboard achieves a market capitalization for 90 consecutive days of $1.0 billion with respect to the shares vesting in October 2001, for 90 consecutive days of $1.5 billion with respect to the shares vesting in October 2002, and for 180 consecutive days of $2.0 billion with respect to the shares vesting in October 2003.

   If Mr. Polnerow remains employed by us for six months after a change in control of Switchboard, or if within six months after a change in control of Switchboard Mr. Polnerow resigns because we have relocated him to an office more than 35 miles from Westboro, Massachusetts or because we have materially reduced his compensation or responsibilities from those in effect immediately prior to the change in control, 50% of any unvested portion of his options immediately vests. If we terminate Mr. Polnerow's employment within one year of a change in control of Switchboard other than for cause, 100% of the then unvested portion of his options immediately vests. If we terminate Mr. Polnerow's employment for any reason, except for cause, or if Mr. Polnerow resigns within 90 days after we relocate Mr. Polnerow to an office more than 35 miles from Westboro, Massachusetts or after we materially reduce his job title and/or overall targeted cash compensation from those in effect at the beginning of his employment agreement, Mr. Polnerow will be entitled to:

  . his base salary and bonus, pro rated for assumed on-target achievement of performance objectives, for six months from the date of termination; and

  .  continued employee benefits coverage for six months.

   In April 2001, we entered into an agreement with Mr. Polnerow to issue 150,000 shares of restricted stock to Mr. Polnerow, subject to Switchboard's right to repurchase those shares. The shares vest against Switchboard's repurchase right annually, at a rate of 50,000 shares, beginning in March 2002. In addition, in the event of Mr. Polnerow's death or disability or if there is a change in control of Switchboard after which Mr. Polnerow remains employed by us for six months, or if within six months after a change in control of Switchboard Mr. Polnerow resigns because we have relocated him to an office more than 35 miles from Westboro, Massachusetts or because we have materially reduced his compensation or responsibilities from those in effect immediately prior to the change in control, the shares immediately vest and Switchboard's repurchase right terminates.

   John P. Jewett. In January 2000, we entered into an employment agreement with John P. Jewett, our Vice President and Chief Financial Officer, Treasurer and Secretary, under which Mr. Jewett receives a minimum annual salary of $125,000 and is eligible to receive an annual performance bonus targeted at $55,000, each as may be adjusted from time to time in the discretion of our board of directors. Mr. Jewett's agreement is renewed automatically every year unless either party provides 60 days' written notice of its intent not to renew.

   Since October 1998, we have granted options to Mr. Jewett to purchase up to an aggregate of 170,000 shares of our common stock at a weighted average exercise price of $4.73 per share. Of these options:

  .  80,000 shares are vested;

  . 40,000 shares vest over a three-year period of continuous employment, with 12,500 shares vesting in October 2001, 12,500 shares vesting in October 2002 and 15,000 shares vesting in October 2003;

  .  25,000 shares vest in December 2001;

  . 20,000 shares vest over a three-year period of continuous employment with 6,600 shares vesting in March 2002 and 1,675 vesting in equal installments every three months thereafter; and

  .  5,000 shares vest in December 2002.

   The vesting of 12,500 shares after each of October 2001 and October 2002 and the vesting of 15,000 shares in October 2003 will accelerate if and when Switchboard achieves a market capitalization for 90 consecutive days of $1.0 billion with respect to the shares vesting in October 2001, for 90 consecutive days of $1.5 billion with respect to the shares vesting in October 2002 and for 180 consecutive days of $2.0 billion with respect to the shares vesting in October 2003.

   If Mr. Jewett remains employed by us for six months after a change in control of Switchboard, or if within six months after a change in control of Switchboard Mr. Jewett resigns because we have materially reduced his job title and/or overall targeted cash compensation from those in effect immediately prior to the change in control, 50% of any unvested portion of his options immediately vests. If we terminate Mr. Jewett's employment for any reason, except for cause, or if Mr. Jewett resigns within 90 days after we materially reduce his job title and/or overall targeted cash compensation from those in effect at the beginning of his employment agreement, Mr. Jewett will be entitled to:

  . his base salary for six months from the date of termination, or, if he obtains employment elsewhere at a lower salary, he will receive the difference in salary for six months; and

  .  continued employee benefits coverage for six months.

   James M. Canon. In December 1999, we entered into an employment agreement with James M. Canon, our Vice President, Business Development, under which Mr. Canon receives a minimum annual salary of $130,000 and is eligible to receive an annual performance bonus targeted at $32,500, each as subject to adjustment from time to time by the board of directors. Mr. Canon's agreement is renewed automatically every year unless either party provides 60 days' written notice of its intent not to renew.

   Since June 1996, we have granted options to Mr. Canon to purchase up to an aggregate of 300,300 shares of our common stock, at a weighted average exercise price of $3.57 per share. Of these options:

  .  182,575 shares are vested;

  .  7,500 shares vest in March 2002;

  . 225 shares vest over a four-year period of continuous employment in equal installments every three months beginning in May 2001;

  . 20,000 shares vest over a three-year period of continuous employment, with 5,000 shares vesting in April 2001, 5,000 shares vesting in April 2002 and 10,000 shares vesting in April 2003;

  . 50,000 shares vest over a three-year period of continuous employment, with 16,500 shares vesting in March 2002 and the remaining shares vesting in equal installments every three months thereafter; and

  . 40,000 shares vest over a three-year period of continuous employment, with 12,500 shares vesting in October 2001, 12,500 shares vesting in October 2002, and 15,000 shares vesting in October 2003; provided, that, the vesting of these shares will accelerate if and when Switchboard achieves a market capitalization for 90 consecutive days of $1.0 billion with respect to the shares vesting in October 2001, for 90 consecutive days of $1.5 billion with respect to the shares vesting in October 2002, and for 180 consecutive days of $2.0 billion with respect to the shares vesting in October 2003.

   If Mr. Canon remains employed by us for six months after a change in control of Switchboard, or if within six months after a change in control of Switchboard Mr. Canon resigns because we have relocated him to an office more than 35 miles from Westboro, Massachusetts or because we have materially reduced his compensation or responsibilities from those in effect immediately prior to the change in control, 50% of any unvested portion of his options immediately vests. If we terminate Mr. Canon's employment for any reason, except for cause, or if Mr. Canon resigns within 90 days after we relocate Mr. Canon to an office more than 35 miles from Westboro, Massachusetts or after we materially reduce his job title and/or overall targeted cash compensation from those in effect at the beginning of his employment agreement, Mr. Canon will be entitled to:

  . his base salary for six months from the date of termination, or, if he obtains employment elsewhere at a lower salary, he will receive the difference in salary for six months; and

  .  continued employee benefits coverage for six months.

   Kevin P. Lawler. Kevin P. Lawler joined Switchboard in May 2000 as our Vice President, Human Resources and became an executive officer of Switchboard in January 2001. In May 2000, we entered into an employment agreement with Mr. Lawler under which Mr. Lawler receives an annual salary of $125,000 and is eligible to receive an annual performance bonus targeted at $40,000, of which $20,000 is guaranteed for the first year of employment. Mr. Lawler may earn an additional $15,000 in annual bonus payments upon the achievement of specified goals. Mr. Lawler also received a one-time cash sign-on bonus of $10,000, which we may recover if Mr. Lawler terminates his employment within twelve months of his date of hire. The terms of Mr. Lawler's employment agreement are subject to a 30-day notice period of cancellation by either Mr. Lawler or us. Mr. Lawler has also received incentive stock options to purchase up to 55,000 shares of our common stock at a weighted average exercise price of $6.01 per share, which vest according to the following schedule:

  .  7,500 shares vest in May 2001;

  . 22,500 shares vest in equal quarterly installments of 1,875 shares commencing in August 2001; and

  . 25,000 shares vest over a three-year period of continuous employment with 8,250 shares vesting in March 2002 and the remaining shares vesting in equal installments every three months thereafter.

   If Mr. Lawler remains employed by us for six months after a change in control of Switchboard, or if within six months after a change in control of Switchboard Mr. Lawler resigns because we have materially reduced his compensation or responsibilities from those in effect immediately prior to the change in control, 50% of any unvested portion of his options immediately vests. If we terminate Mr. Lawler's employment for any reason, except for cause, Mr. Lawler will be entitled to:

  . his base salary for six months from the date of termination, or, if he obtains employment elsewhere at a lower salary, he will receive the difference in salary for six months; and

  .  continued employee benefits coverage for six months.

 Summary Compensation

   The following table sets forth information with respect to the compensation for the years ended December 31, 1998, December 31, 1999 and December 31, 2000, to our:

  .  Chief Executive Officer;

  .  President; and

  . two other executive officers who were serving as executive officers on December 31, 2000.

   In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the persons shown in the table. Unless otherwise specified, amounts described in the following table under the heading "All Other Compensation" represent matching contributions to our 401(k) plan.

                           Summary Compensation Table

                                                             Long Term
                                                            Compensation
                                Annual Compensation            Awards
                         ---------------------------------- ------------
                                                             Shares of
                                                            Common Stock
Name and Principal                             Other Annual  Underlying   All Other
Positions                Year  Salary   Bonus  Compensation   Options    Compensation
------------------       ---- -------- ------- ------------ ------------ ------------
Douglas Greenlaw(1)..... 2000 $226,200 $67,000       --           --       $   --
 Chief Executive Officer 1999   43,569  18,268       --       900,000          --

Dean Polnerow........... 2000 $184,615 $76,061    $3,170(2)     3,000      $   --
 President               1999  164,769  75,952       --       185,000        3,851(3)
                         1998  155,769  57,003       --        70,000        2,978

John P. Jewett(4)....... 2000 $142,088 $54,758       --           --       $15,469
 Vice President and
  Chief Financial        1999  124,997  61,999       --        50,000        2,493
 Officer, Treasurer and
  Secretary              1998   20,673     --        --       100,000          --

James M. Canon.......... 2000 $130,000 $34,215       --           300      $   --
 Vice President,
  Business               1999  113,154  28,102       --        70,000          --
 Development             1998  103,846  20,969       --        30,000          --

--------
(1) Mr. Greenlaw joined Switchboard as an executive officer in October 1999.
(2) Represents compensation for unused vacation time.
(3) Includes $683 of insurance premiums for term life insurance.
(4) Mr. Jewett joined Switchboard as an executive officer in October 1998.

 Option Grants

   The following table contains information concerning stock option grants made in 2000 to each of the executive officers identified in the Summary Compensation Table above. Unless otherwise noted, each stock option grant vests in four equal installments beginning one year after the date of grant and has a term of ten years. The per share exercise price of all options described below represents the fair market value of our common stock on the grant date.

   Amounts described in the following table under the heading "Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term" represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performances of the common stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.

                                                                                       Potential
                                                                                      Realizable
                                                                                       Value at
                                                                                    Assumed Annual
                                                                                    Rates of Stock
                                                                                         Price
                                                                                     Appreciation
                                             Individual Grants                      for Option Term
                         ---------------------------------------------------------- ---------------
                                             Percent of
                          Number of Shares  Total Options
                          of Common Stock    Granted to   Exercise
                         Underlying Options Employees in  Price Per
Name                          Granted        Fiscal Year    Share   Expiration Date   5%      10%
----                     ------------------ ------------- --------- --------------- ------- -------
Douglas J. Greenlaw.....         --              --           --            --          --      --
Dean Polnerow...........         187            0.02%      $11.00       2/16/10     $ 1,293 $ 3,277
                               2,813            0.29        11.00       2/16/10      19,453  49,294
John P. Jewett..........         --              --           --            --          --      --
James M. Canon..........         300            0.03        11.00       2/16/10       2,075   5,257

 Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

   The following table sets forth information concerning options exercised during 2000 by each of the executive officers identified in the Summary Compensation Table above and the number and value of unexercised stock options held by each of those executive officers. Amounts described in the following table under the heading "Value of Unexercised In-the-Money Options at Year End" are based on the aggregate fair market value of the underlying shares of common stock on December 31, 2000 ($2.969 per share), less the aggregate option exercise price. Amounts described in the following table under the heading "Value Realized" represent the difference between the aggregate fair market value of the underlying shares of common stock on the date of exercise and the aggregate exercise price.

                                                  Number of Shares        Value of Unexercised
                                               Underlying Unexercised    In-the-Money Options At
                                                 Options at Year-End            Year-End
                                              ------------------------- -------------------------
                           Shares
                         Acquired on  Value
Name                      Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Douglas J. Greenlaw.....      --          --    250,000      650,000     $      0      $     0
Dean Polnerow...........      --          --    240,000      198,000      388,292       33,908
John P. Jewett..........   45,000    $355,469    35,000       70,000       11,720       14,064
James M. Canon..........      --          --    175,000       75,300      309,852       14,532

Compensation Committee Report on Executive Compensation

   Switchboard's executive compensation program is administered by the compensation committee of Switchboard's board of directors, which is currently comprised of three outside directors. The compensation committee is responsible for determining the compensation of each of our executive officers. This report addresses our compensation policies for 2000 as they affected Switchboard's executive officers, including the executive officers named in the tables above.

   Switchboard's executive compensation program is designed to align executive compensation with our business objectives and individual performance, to underscore the importance of stockholder value creation and to enable Switchboard to attract, retain and reward executive officers who contribute, and are expected to contribute, to Switchboard's long-term success. In establishing executive compensation, the compensation committee is generally guided by the following principles:

  . the total compensation payable to executive officers should be competitive with the compensation paid by comparable companies for officers in comparable positions;

  . the total compensation payable to executive officers should reflect general economic conditions and economic conditions particular to our industry; and

  . individual compensation should include components that reflect the performance of the individual, teamwork and the achievement of corporate objectives.

   The compensation of Switchboard's executive officers primarily consists of a combination of base salary, annual incentive bonuses and equity-based compensation.

   The compensation committee subjectively determines the base salary for all executives, by reviewing the salaries for competitive positions in Switchboard's industry, the historical compensation levels of the executives, the individual performance of the executives in the preceding year and salary levels required by any applicable employment agreements. In fixing the base salary of all executive officers in 2000, the compensation committee reviewed survey data provided to Switchboard by outside resources showing compensation data for companies with revenues comparable to those of Switchboard. The survey contained information obtained from a broad set of companies within the internet and e-business industries. The compensation committee considered the survey data as a basis for its subjective assessment that the salaries established by it for 2000, including the base salary of Mr. Greenlaw, were competitive as compared to the salaries of executive officers of companies with revenues similar to those of Switchboard.

   In 2000, Switchboard awarded annual incentive bonuses under an executive incentive plan. Bonuses under the plan were subjectively determined by the compensation committee based upon the achievement of specified company financial and executive personal goals. Targets established by applicable employment agreements were utilized in determining executive bonuses. The compensation committee works with Douglas J. Greenlaw, our Chief Executive Officer, to establish goals for each executive officer other than Mr. Greenlaw upon which to base bonus compensation. The compensation committee establishes the specific objectives for Mr. Greenlaw. The weighting between total company financial goals versus personal and team goals varied by position based upon the subjective determinations of the compensation committee.

   Awards of stock options under Switchboard's stock incentive plans are designed to more fully align the long-term interests of Switchboard's executives and its stockholders and to assist in the retention of executives. Stock options are awarded based upon the market price of Switchboard's common stock on the date of grant. Therefore, they do not become valuable to the holder unless the trading price of Switchboard's common stock increases above the price on the date of grant. Guidelines used by the compensation committee in awarding stock options to Switchboard's executive officers include the following:

  .  duties and responsibilities of the individual;

  .  performance of the individual;

  . total number of outstanding compensatory stock options granted by Switchboard; and

  .  the size of prior stock option awards to the individual.

   The compensation committee considered the survey data and the other criteria set forth above as a basis for its subjective assessment that the salaries, bonuses and stock option elements of compensation established by it for 2000, including the base salary and bonus of Mr. Greenlaw, were appropriate and were comparable to the salaries, bonuses and stock options of executive officers of companies in Switchboard's industry with revenues similar to those of Switchboard. In particular, Mr. Greenlaw's compensation was based primarily upon the following factors:

  .  Switchboard's revenue during fiscal 2000;

  .  Switchboard's operating income during fiscal 2000; and

  . Mr. Greenlaw's efforts to prepare Switchboard for, and to consummate, Switchboard's initial public offering.

   Switchboard recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of Switchboard exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of Switchboard and its stockholders. Consequently, Switchboard has entered into employment agreements with each of its executive officers which include provisions designed to reinforce and encourage the continued employment and dedication of those officers in the event of a change in control of Switchboard.

   Switchboard has also adopted an employee stock purchase plan, which is available to all eligible employees of Switchboard, including executive officers. This plan generally permits employees, including executive officers, to purchase shares of our common stock, through payroll deductions, at a price equal to 85% of the fair market value of our common stock at the beginning or end of the applicable purchase period, whichever is lower.

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically. The compensation committee has in the past and may in the future reserve the right to use its judgement to authorize compensation payments, including stock-based compensation, that may be in excess of the limit when the compensation committee believes such payments are appropriate and in the best interest of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

   By the compensation committee of the board of directors of Switchboard Incorporated,

                                          William P. Ferry
                                          Daniel R. Mason
                                          David N. Strohm

Compensation Committee Interlocks and Insider Participation

   In 2000, our compensation committee consisted of Mr. Ferry, Mr. Mason and Mr. Strohm. No executive officer of Switchboard served during the year ended December 31, 2000 as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our board of directors or compensation committee.

Report of the Audit Committee of the Board of Directors

   The audit committee of our board of directors is composed of three members and acts under a written charter first adopted and approved in June 2000. A copy of this charter is attached to this proxy statement as Appendix A. We are presently evaluating the independence of the members of the audit committee under the rules of the Nasdaq Stock Market. All of the present members of the audit committee may not be deemed to be independent under those rules. We anticipate that, by the June 2001 compliance date established by the Nasdaq Stock Market, the membership of our audit committee with comply with the applicable independence rules. The audit committee held five meetings during the fiscal year ended December 31, 2000.

   The audit committee reviewed our audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with our management. The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, our independent auditors.

   Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the audit committee discussed with the independent auditors their independence from Switchboard.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000.

   By the audit committee of the board of directors of Switchboard
Incorporated,

                                          Richard M. Spaulding
                                          David N. Strohm
                                          Robert M. Wadsworth

Independent Auditors Fees and Other Matters

 Audit Fees

   As of March 30, 2001, PricewaterhouseCoopers LLP had billed us an aggregate of $101,616.32 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year ended December 31, 2000.

 Financial Information Systems Design and Implementation Fees

   As of March 30, 2001, PricewaterhouseCoopers LLP had neither performed for nor billed us any fees for professional services rendered to us or our affiliates for the fiscal year ended December 31, 2000 in connection with the design and implementation of financial information systems, the operation of information systems or the management of local area networks.

 All Other Fees

   As of March 30, 2001, PricewaterhouseCoopers LLP had billed us an aggregate of $319,777.00 in fees for other services rendered to us and our affiliates for the fiscal year ended December 31, 2000.

Certain Relationships and Related Transactions

 ePresence, Inc.

   As of January 31, 2001, ePresence beneficially owned approximately 38.2% of our common stock. Our Chairman of the Board of Directors, William P. Ferry, is Chairman of the Board of Directors, President and Chief Executive Officer of ePresence. Our director, Robert M. Wadsworth, is also a director of ePresence. David N. Strohm, another of our directors, served as a director of ePresence from 1983 until November 1999. Our director, Richard M. Spaulding, is Senior Vice President and Chief Financial Officer of ePresence.

   On March 7, 2000, we entered into a corporate services agreement with ePresence. Under this agreement, we pay to ePresence an aggregate annual fee of $175,000 in 12 monthly installments in exchange for ePresence providing us with information technology services, including physical infrastructure, workstation and applications support, communications and other consulting services. The agreement has a one-year term ending on March 7, 2001 with an option to renew for an additional one-year term.

   We also sublease our facilities in Westboro, Massachusetts from ePresence. During fiscal 2000, we paid monthly rent to ePresence in the amount of $25,551 to sublease our former facilities at 115 Flanders Road. Since January 2001, we have subleased our current facilities from ePresence for a monthly rent of $43,151.31. The sublease terminates on December 31, 2002.

   ePresence is a party to our advertising and promotion agreement with Viacom (formerly CBS Corporation). As part of the advertising and promotion agreement, ePresence agreed to indemnify Viacom for any breach by us of our representations, warranties or covenants in the agreement. ePresence's indemnification obligations with respect to our covenants will expire upon the first to occur of the first business day after June 30, 2001 when ePresence owns or controls less than a majority of our voting power, and the first business day after any person owns or controls more of our voting power than does ePresence. We have agreed to indemnify ePresence for amounts that ePresence may be required to pay to Viacom pursuant to ePresence's indemnification obligations to Viacom.

 Viacom Inc.

   As of January 31, 2001, Viacom beneficially owned approximately 32.0% of our common stock. Peter Glusker is Senior Vice President, Viacom Interactive Ventures of Viacom, and Daniel R. Mason is Executive Vice President of Infinity Broadcasting Corporation, a wholly owned subsidiary of Viacom. Russell I. Pillar, who resigned as director of Switchboard in July 2000, is President and Chief Executive Officer of Viacom Interactive Ventures.

   License Agreement. On June 30, 1999, we entered into a license agreement with Viacom. Under the license agreement, Viacom granted us a non-exclusive license to use the "CBS" trademark and "eye" device together with the Switchboard mark to identify, market and promote our Web site. Under the agreement, Viacom will retain approval rights over the use and presentation of its trademarks. For example:

  . our use of the CBS trademarks must conform to Viacom's guidelines, which may be changed from time to time by Viacom;

  . each use of the CBS trademarks in connection with our marketing or promotional materials requires obtaining Viacom's prior written approval; and

  . Viacom may require us to remove from our Web site any content that Viacom determines conflicts with, or interferes with or is detrimental to Viacom's interests, reputation or business or which might subject Viacom to legal liability or regulatory action.

   The license agreement places restrictions on our rights to accept advertising from some competitors of Viacom.

   During the term of the license agreement, Viacom may not license the CBS trademarks in connection with naming or promoting in the United States any Internet site that has as its primary function and theme the delivery of directory information for residential listings, business listings, email addresses or Web sites. This restriction does not apply to:

  .  any activity conducted by CBS or its affiliates as of June 30, 1999;

  . any activity conducted by Viacom television or radio affiliates that are not Viacom owned or operated;

  . any Internet services or Web sites in which CBS had an equity interest as of June 30, 1999; and

  . the use of any CBS trademarks to identify Viacom as the source of any content.

   The license agreement expires on June 30, 2009. Viacom may terminate the agreement before the end of its term if:

  .we breach any material term of the license agreement;

  . we or ePresence breach any material term of the advertising and promotion agreement, the common stock and warrant purchase agreement, the right of first refusal agreement, or the registration rights agreement that we and ePresence entered into with Viacom;

  . we become insolvent or commence or become subject to bankruptcy or similar proceedings;

  . we issue to certain Viacom competitors or assist certain Viacom competitors in acquiring 9% or more of our common stock or our total voting power; or

  . certain Viacom competitors own or control 15% or more of our common stock or our total voting power.

   In the event of a breach by Viacom of a material term of the license agreement or the advertising and promotion agreement, we may terminate the license agreement. If we so terminate the license agreement, Viacom will pay us $3.5 million for each year that was remaining under the term of the agreement, pro rated for any partial year.

   The agreement provides for the joint ownership of domain names for the Switchboard Web site featuring both the "CBS" and "Switchboard" trademarks and contains provisions governing the use of those domain names following any termination or expiration of the license agreement.

   Advertising and Promotion Agreement. On June 30, 1999, we entered into an advertising and promotion agreement with Viacom. Over the term of the advertising and promotion agreement, Viacom will arrange for the placement of up to $95.0 million worth of advertising and promotion of our Web site.

   Viacom's advertising and promotion commitment is divided into seven one-year periods during the term of the agreement. Viacom's commitment during the first and third years of the agreement is $13.0 million per year, during the second year of the agreement is $12.75 million and during the last four years of the agreement is $14.0 million per year. We may carry forward to a subsequent period up to 35% of the advertising value to which we are entitled during any one-year period. However, Viacom is not obligated to provide advertising value aggregating more than $18.9 million during any one-year period. The value of advertising and promotion services provided by Viacom is generally determined by reference to the average price paid by others to Viacom for comparable advertising and promotion.

   All of our advertising is subject to Viacom's advertising guidelines and preemption policies and Viacom is not required to make any ad placements if the exigencies of time or contractual obligations prevent or restrict Viacom from doing so. Viacom may suspend advertising for us:

  . if at any time in the future a claim arises regarding our right to use the Switchboard trademark; or

  . in the event our Web site is not operational for a 48-hour period, until it becomes operational again consistent with operations prior to the disruption.

   Under the agreement, Viacom has the right to sell advertising on our Web site and co-branded web pages. We will pay Viacom a commission for any sales by Viacom.

   In addition, Viacom has agreed to place links to our Web site on Viacom controlled Web sites and to use good faith efforts to obtain similar links on other Web sites in which Viacom has a non-controlling interest. We will pay Viacom a percentage of net revenue derived from web pages displayed through those links which include both CBS and Switchboard trademarks. We and Viacom have also agreed to work together in good faith during the term of the agreement to identify other opportunities to integrate our directory features into Viacom's Web site and to integrate local content from Viacom's Web site into our Web site.

   The advertising and promotion agreement expires on June 30, 2006. Viacom may terminate the agreement before the end of its term if:

  . we or ePresence breach any material term of the advertising and promotion agreement, the license agreement, the common stock and warrant purchase agreement, the right of first refusal agreement, or the registration rights agreement that we entered into with Viacom;

  . we become insolvent or commence or become subject to bankruptcy or similar proceedings;

  . we issue to certain Viacom competitors or assist certain Viacom competitors in acquiring 9% or more of our common stock or total voting power;

  . certain Viacom competitors own or control 15% or more of our common stock or total voting power;

  . we discontinue using the "Switchboard" trademark and fail to establish a substitute mark acceptable to Viacom;

  .  our license agreement with Viacom is terminated or expires; or

  .  our Web site ceases to operate for specified periods of time.

   In the event of a breach by Viacom of a material term of the advertising and promotion agreement or the license agreement that is not cured within 30 days after receipt of our notice, we may terminate the advertising and promotion agreement. If we so terminate the advertising and promotion agreement, Viacom's obligation to provide advertising and promotion would continue unless Viacom elects to pay us, over the remaining scheduled term of the agreement or in a lump sum payment, the present value cash equivalent of the difference between $95.0 million and the value of advertising and promotion already provided to us.

   The advertising and promotion agreement also provides that, if certain Viacom competitors acquire a 30% or more interest in ePresence or all or substantially all of ePresence's assets at a time when ePresence owns 10% or more of our common stock, then Viacom has the right to purchase ePresence's shares of our capital stock or require that those shares be transferred to an independent trustee for sale to a third party. If Viacom were to exercise this right, a change in control of Switchboard may occur.

   We have agreed with Viacom that we will use our reasonable best efforts to adhere to performance standards for our Web site, including to:

  . maintain availability of our Web site seven days a week, 24 hours a day, other than during periods of scheduled maintenance;

  . maintain 97% uptime over a 12 month period for our Web site and the co-branded interfaces we display to users, barring events that are beyond our control;

  . maintain competitive standards of quality and ease of use with those offered by other leading Internet-based directory services; and

  .  achieve specified response times to user inquiries.

 AOL Time Warner Inc.

   As of January 31, 2001, America Online, Inc., a subsidiary of AOL Time Warner Inc., beneficially owned approximately 5.8% of our common stock. In December 2000, we entered into a directory and local advertising platform services agreement with AOL under which we formed a technology, marketing and services alliance with AOL to develop a new directory and local advertising platform and product set to be featured across specified AOL properties.

   In connection with entering into the directory agreement, we issued to AOL 746,260 shares of our common stock and agreed to issue to AOL 746,260 shares of our common stock if the directory agreement continues after two years and an additional 746,260 shares of our common stock if the directory agreement continues after three years. If we and AOL renew the directory agreement for at least an additional four years after the initial term, we agreed to issue to AOL a warrant to purchase up to 721,385 shares of our common stock at a per share purchase price of $4.32. We granted AOL "piggy-back" registration rights and up to two Form S-3 demand registration rights with respect to the shares of our common stock.

   We and AOL will share specified directory advertisement revenues during the term of the directory agreement. In general, we will receive a majority of the first $35.0 million of such directory advertisement revenues and we will receive a lesser share of any additional such directory advertisement revenues. We paid AOL $13.0 million at the signing of the directory agreement and, under the terms of the directory agreement, will pay to AOL a total of an additional $13.0 million under a schedule that will end no later than March 11, 2002. AOL has committed to pay us at least $2.0 million in consulting fees. The directory agreement has an initial term of four years. This term is subject to earlier termination upon the occurrence of specified events, including, without limitation:

  . after 24 months and again after 36 months if specified revenue targets have not been achieved and neither party has made additional payments to the other to prevent such termination;

  .  if we are acquired by one of certain third parties; or

  . if AOL acquires one of certain third parties and AOL pays us a termination fee of $25.0 million.

 Other Transactions

   Shareholders' Voting Agreement. On June 30, 1999, we entered into a stockholders' voting agreement with Viacom and ePresence under which Viacom agreed to vote all of its shares of our common stock to elect to our board of directors a number of persons designated by ePresence as would represent a majority of our board of directors. Effective as of January 1, 2001, we entered into an agreement with Viacom and ePresence terminating that stockholders' voting agreement in its entirety.

   Financial Reporting Agreement. In January 2000, we entered into a financial reporting agreement with ePresence and Viacom pursuant to which we agreed to provide ePresence and Viacom with financial information to enable them to comply with financial reporting requirements relating to their investments in Switchboard. We also agreed to provide ePresence and Viacom with projections of our financial information, if requested in order to estimate consolidated financial information or for tax planning or other similar planning purposes.

Comparative Stock Performance

   The following graph compares the cumulative total stockholder return on our common stock with the cumulative return of both the J.P. Morgan H&Q Internet Index and the Nasdaq Stock Market Index. The graph assumes the investment of $100 on March 2, 2000, the date on which our common stock was first publicly traded, in our common stock, the J.P. Morgan H&Q Internet Index and the Nasdaq Stock Market Index and assumes dividends are reinvested. The measurement point is the last trading day for the fiscal year ending December 31, 2000.


                           [STOCK PERFORMANCE GRAPH]

                                          Investment   Cumulative Total Return
                                         March 2, 2000    December 31, 2000
                                         ------------- -----------------------
Company/Market/Index
--------------------
Switchboard Incorporated/common stock...     $100              $19.79
Nasdaq Stock Market Index--U.S.
 Companies..............................      100               51.94
J.P. Morgan H&Q Internet Index..........      100               32.64

                   PROPOSAL 2--APPROVAL OF CONTINUANCE OF AND
                     AMENDMENT TO 1999 STOCK INCENTIVE PLAN

   In February 2001, our board of directors resolved that the continuance of our 1999 stock incentive plan be approved by our stockholders and that, subject to stockholder approval, our 1999 stock incentive plan be amended to increase the number of shares of common stock reserved for issuance under the plan from 1,875,000 to 2,775,000. In order for awards granted under our 1999 stock incentive plan to comply with Section 162(m) of the Internal Revenue Code after the annual meeting, the continuance of the 1999 stock incentive plan must be approved by our stockholders. If our stockholders do not vote to continue the 1999 stock incentive plan, we will not make any further awards under the plan. Even if our stockholders do vote to continue the 1999 stock incentive plan, however, there can be no assurances that compensation attributable to awards granted under the plan will be treated as qualified performance-based compensation under Section 162(m). Our board of directors has adopted the plan amendment because it believes that the number of shares currently available under the 1999 stock incentive plan will not be sufficient to satisfy our incentive compensation needs through fiscal 2001. Our board of directors believes that continued grants of stock options, as well as grants of restricted stock and stock-based awards, will be an important element in attracting, retaining and motivating persons who make and who are expected to make contributions to our growth and success. If the plan amendment is approved, we will have additional authorized shares of common stock for future awards, including awards in connection with any merger, consolidation or acquisition by us.

   As of March 30, 2001, 947,510 shares of common stock were available for issuance under the 1999 stock incentive plan.

   Our board of directors believes that the continuance of the 1999 plan and the amendment to the 1999 plan are in the best interests of both Switchboard's stockholders and Switchboard and recommends a vote FOR this proposal.

   The following is a brief summary of our 1999 stock incentive plan. The following summary is qualified in its entirety by reference to the 1999 stock incentive plan, a copy of which is attached to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission's Internet home page (www.sec.gov). In addition, a copy of the 1999 stock incentive plan may be obtained from our Secretary.

   Our 1999 stock incentive plan was adopted by our board of directors in October 1999 and approved by our stockholders in February 2000. Amendments to the plan were adopted in January 2000 and June 2000.

   The granting of awards under the 1999 stock incentive plan is discretionary. As of December 31, 2000, options to purchase an aggregate of 467,130 shares of our common stock at a weighted average exercise price of $9.0743 per share were outstanding under the plan. On March 30, 2001, the closing sale price of a share of our common stock on the Nasdaq National Market was $2.9375. The plan provides for the grant of incentive stock options intended to qualify under
Section 422 of the Internal Revenue Code, non-statutory stock options, restricted stock awards and other stock-based awards.

   Our officers, employees, directors, consultants and advisors and those of our subsidiaries are eligible to receive awards under the 1999 stock incentive plan. Under present law, however, incentive stock options may only be granted to employees. No participant may receive awards for more than 1,000,000 shares in any calendar year. As of March 30, 2001, approximately 102 persons would have been eligible to receive awards under the plan, including five executive officers and six non-employee directors and excluding consultants and advisors.

   Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to other terms and conditions specified in connection with the option grant. We may grant options at an exercise price less than, equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Switchboard, its parent or its subsidiaries. The 1999 stock incentive plan permits our board of directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a "cashless exercise" through a broker, by surrender to us of shares of common stock, by delivery to us of a promissory note, or by any combination of the permitted forms of payment.

   Restricted stock awards entitle recipients to acquire shares of our common stock, subject to the right of Switchboard to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

   Under the 1999 stock incentive plan, our board of directors has the right to grant other awards based upon our common stock having such terms and conditions as our board of directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights.

   Our board of directors has the authority to administer the 1999 stock incentive plan and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. It may delegate authority under the plan to one or more committees of the board of directors and, subject to certain limitations, to one or more of our executive officers. Our board of directors has authorized the compensation committee to administer the plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the plan, our board of directors, or a committee of our board of directors or one or more executive officers to whom our board of directors delegates authority, as the case may be, selects the recipients of awards, may amend, modify or terminate any outstanding award and determines:

  . the number of shares of common stock covered by options and the dates upon which options become exercisable;

  .  the exercise price of options;

  .  the duration of options; and

  . the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of the awards, including the conditions for repurchase, issue price and repurchase price.

   In the event of an acquisition event, as defined in the plan, our board of directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for by the acquiror. If the acquiror refuses to assume or substitute for outstanding options, they will accelerate, becoming exercisable with respect to all of the unvested portion of the options, prior to consummation of the acquisition event. However, 75% of the portion of the options that has accelerated will be subject to a right of repurchase by Switchboard or its successor that will lapse at the same rate that the accelerated options would have vested had they not been accelerated. In the event of a merger, liquidation or other acquisition event in which holders of our common stock receive cash for their shares of common stock, our board of directors is authorized to provide that outstanding options or other stock-based awards terminate upon the acquisition event and that, to the extent a participant holds vested options, that participant shall receive, for each vested share, cash equal to the acquisition price paid per share of our common stock less the exercise price per share of that vested share.

   No award may be granted under the 1999 stock incentive plan after October 2009, but the vesting and effectiveness of awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the plan, except that no award granted after an amendment of the plan and designated as subject to Section 162(m) of the Internal Revenue Code by our board of directors shall become exercisable, realizable or vested, to the extent the amendment was required to grant the award, unless and until the amendment is approved by our stockholders.

   Employees who have received options under the 1999 stock incentive plan have the right to exercise their options prior to the time they become vested. Upon an early exercise, the employee receives shares of restricted stock which are subject to the same vesting schedule as the original options.

   Since the adoption of the 1999 stock incentive plan, as of March 31, 2001, options to purchase 7,000, 3,000, 20,000, 50,300, 0, 0, 135,300, 0, and
1,038,930 shares of our common stock were granted under the plan to Mr. Greenlaw, Mr. Polnerow, Mr. Jewett, Mr. Canon, Mr. Ferry, Mr. Wadsworth, all current executive officers as a group, all current directors who are not executive officers as a group and all employees including all current officers who are not executive officers as a group, respectively, at exercise prices ranging from $3.0625 per share to $11.00 per share. Mr. Greenlaw is our Chief Executive Officer, Mr. Polnerow is our President, Mr. Jewett is our Vice President and Chief Financial Officer, Mr. Canon is our Vice President, Business Development, and Mr. Ferry and Mr. Wadsworth are nominees to our board of directors. Other than such grants, no other grants have been made to the executive officers named in the summary compensation table above, directors who are not executive officers of Switchboard or their respective associates under the 1999 plan since adoption of the 1999 plan. The dollar value of such options may be calculated by multiplying the number of shares subject to options by the difference between the per share exercise price and the fair market value of a share of our common stock quoted on the Nasdaq National Market. The number of award recipients and quantity of awards under the 1999 plan is discretionary and varies from year to year based on a number of factors. Thus, we cannot now determine specific awards under the 1999 plan. However, our Compensation Committee may grant options to employees, including executive officers, prior to the annual meeting which, in the aggregate, will not exceed the number of options then available for grant under the 1999 plan.

 Federal Income Tax Consequences

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1999 stock incentive plan and with respect to the sale of our common stock acquired under the plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

   Incentive Stock Options. In general, a participant in the 1999 stock incentive plan will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of our common stock acquired through the exercise of the option ("ISO stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

   Generally, the tax consequences of selling ISO stock will vary with the length of time that the participant has owned the ISO stock at the time it is sold. If the participant sells ISO stock after having owned it for more than two years from the date the grant date and one year from the exercise date then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO stock over the exercise price.

   If the participant sells ISO stock for more than the exercise price prior to having owned it for more than two years from the grant date and one year from the exercise date, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO stock for more than one year prior to the date of sale.

   If a participant sells ISO stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO stock. This capital loss will be a long-term capital loss if the participant has held the ISO stock for more than one year prior to the date of sale.

   Non-statutory Options. As in the case of an incentive stock option, a participant in the 1999 stock incentive plan will not recognize taxable income upon the grant of a non-statutory option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of our common stock acquired through the exercise of the option ("NSO stock") on the exercise date over the exercise price.

   With respect to any NSO stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO stock and the participant's tax basis in the NSO stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

   Early-Exercise Alternative. Our board of directors may permit a participant to exercise the unvested portion of an option, subject to a right of Switchboard to repurchase the unvested shares. In general, a participant who exercises the unvested portion of an option and then makes a valid election under Section 83(b) of the Internal Revenue Code within 30 days of the exercise date should be taxed as if the underlying shares were vested shares with the consequences described above under "Incentive Stock Options" or "Non-statutory Stock Options" (whichever is applicable), provided, however, that current law relating to incentive stock options in this context is not entirely certain. A participant who exercises the unvested portion of an option and does not make a valid Section 83(b) election within 30 days of the exercise date generally will be treated as having exercised the option as and to the extent that Switchboard's repurchase right lapses with respect to the underlying shares. Otherwise, the participant will be taxed as described above under "Incentive Stock Options" or "Non-statutory Stock Options" (whichever is applicable).

   Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes a
Section 83(b) election. If the participant makes a valid Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of our common stock at the time the award is granted and the purchase price paid for our common stock. If a valid Section 83(b) election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of our common stock at the time of such lapse and the original purchase price paid for our common stock. The participant will have a tax basis in our common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

   Upon the disposition of our common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of our common stock and the participant's tax basis in our common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

   Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 1999 stock incentive plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock of Switchboard.

   Tax Consequences to Switchboard. The grant of a stock option under the 1999 stock incentive plan generally will have no tax consequences to Switchboard. Moreover, in general, neither the exercise of an incentive stock option acquired under the plan nor the sale of any of our common stock acquired under the plan will have any tax consequences to Switchboard. Switchboard generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the plan, including in connection with a restricted stock award as a result of the exercise of a non-statutory stock option or disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

      PROPOSAL 3--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

   Our board of directors, at the recommendation of the audit committee, has selected the firm of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has served as our independent auditors since our inception. Although stockholder approval of the board's selection of PricewaterhouseCoopers LLP is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider its selection of PricewaterhouseCoopers LLP.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

   Our board of directors believes that the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year 2001 is in the best interests of both Switchboard's stockholders and Switchboard and recommends a vote FOR this proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock, collectively referred to as reporting persons, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. In April 2001, David Strohm filed one late Form 4 reporting the acquisition of 20,000 shares of our common stock in March 2000. Based solely on our review of copies of Section 16(a) reports filed by the reporting persons and furnished to us or written representations from reporting persons that no Form 5 filing was required, we believe that during 2000, other than the late Form 4 filed by Mr. Strohm, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934.

Stockholder Proposals for Annual Meeting and for the 2002 Annual Meeting

   Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, for consideration at the annual meeting must have been received by us on or before February 16, 2001 in order to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934, as amended. The persons designated in our proxy card will be granted discretionary authority with respect to any stockholders proposal with respect to which we do not receive timely notice. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in our proxy materials for our 2002 annual meeting of stockholders must be received by the Secretary at our principal offices no later than December 18, 2001.

Other Matters

   Our board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before this meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

   Switchboard will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

   Our board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards.

                                          By Order of the Board of Directors

                                          /s/ John P. Jewett

                                          John P. Jewett, Secretary
April 17, 2001

                                                                      Appendix A

                            SWITCHBOARD INCORPORATED

                            Audit Committee Charter
I.Membership

   The guidelines under this heading need not be satisfied prior to June 14, 2001.

     A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

     B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

       1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

       2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

       3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

       4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

       5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or
    (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

     Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D. Chairman. Unless the board of directors elects a Chairman, the Audit Committee shall elect a Chairman by majority vote.

II.Responsibilities of the Audit Committee

   The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L. The Audit Committee shall meet privately at least once per year with:
  (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                                     Appendix B
                                                                     ----------

                            SWITCHBOARD INCORPORATED

                           1999 Stock Incentive Plan

1.   Purpose
     -------

The purpose of this 1999 Stock Incentive Plan (the "Plan") of Switchboard Incorporated, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility
     -----------

All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.   Administration, Delegation
     --------------------------

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Awards
     --------------------------

     (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to the sum of (i) One Million Five Hundred Thousand (1,500,000) shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") plus (ii) such additional number of shares of Common Stock (up to 3,000,000 shares) as is equal to the sum of (x) the number of shares which remain available for grant under the Company's 1996 Stock Incentive Plan (the "1996 Plan") upon the closing of the Company's initial public offering and
(y) the number of shares subject to awards granted under the 1996 Plan which are not actually issued pursuant to such awards because such awards expire or are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part or otherwise result in any Common Stock not being issued. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.   Stock Options
     -------------

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

6.   Restricted Stock
     ----------------

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Other Stock-Based Awards
     ------------------------

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   Adjustments for Changes in Common Stock and Certain Other Events
     ----------------------------------------------------------------

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c)  Acquisition Events
          ------------------

          (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

          (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then outstanding Options will become vested and exercisable with respect to 25% of their unvested shares as of a specified time prior to the Acquisition Event and all of such Options (whether or not then exercisable) will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock with respect to which such outstanding Options are then exercisable (including the 25% additional vested shares the vesting of which accelerated pursuant to the preceding clauses of this paragraph), exceeds (B) the aggregate exercise price of such Options.

          (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall be assumed or substituted by and shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

          (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.   General Provisions Applicable to Awards
     ---------------------------------------

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  Miscellaneous
     -------------

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                            SWITCHBOARD INCORPORATED

                                   Amendment

                                       to

                           1999 Stock Incentive Plan


  Section 4(a)(i) of the 1999 Stock Incentive Plan (the "Plan") of Switchboard Incorporated, a Delaware corporation, is hereby amended to increase from 1,500,000 to 1,875,000 the number of shares of Common Stock, $0.01 par value per share, authorized for issuance under the Plan.

  Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

                            SWITCHBOARD INCORPORATED

                                   Amendment

                                       to

                           1999 Stock Incentive Plan


     The 1999 Stock Incentive Plan, as amended (the "Plan"), of Switchboard Incorporated, a Delaware corporation, is hereby amended as follows:

     1.  Section 8(c)(2) of the Plan is amended and restated as set forth below:

         (2) Consequences of Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

         Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then outstanding Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding

     Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock with respect to which such outstanding Options are then exercisable, exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall not apply to (y) any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph and (z) up to an additional 25% of the shares (applied pro rata over all vesting periods accelerated pursuant to the first sentence of this paragraph) subject to the Option that were not exercisable under its terms without regard to the first sentence of this paragraph and (2) shall lapse at the same rate as the Option would have become exercisable under its terms (with respect to the shares that are subject to the repurchase right).

         If any Option provides that it may be exercised for shares of Common Stock which remain subject to a repurchase right in favor of the company, upon the occurrence of an Acquisition Event, any shares of restricted stock received upon exercise of such Option shall be treated in accordance with
     Section 8(c)(3) as if they were a Restricted Stock Award.

     2. Section 9(e) of the Plan is hereby amended and restated as set forth below:

         (e) Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value, such that the total tax withholding cannot exceed the Company's minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

                            SWITCHBOARD INCORPORATED

                                   Amendment

                                       to

                           1999 Stock Incentive Plan


  Section 4(a)(i) of the 1999 Stock Incentive Plan (the "Plan") of Switchboard Incorporated, a Delaware corporation, is hereby amended to increase from 1,875,000 to 2,775,000 the number of shares of Common Stock, $0.01 par value per share, authorized for issuance under the Plan.

  Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

                                                                      Appendix C
                                                                      ----------
                                  DETACH HERE

                            SWITCHBOARD INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      2001 Annual Meeting of Stockholders

                                  May 16, 2001

The undersigned, revoking all prior proxies, hereby appoints Dean Polnerow, John
P. Jewett and James M. Canon, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote at the annual meeting of stockholders of Switchboard Incorporated ("Switchboard") to be held on May 16, 2001 and at any adjournment or adjournments of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                               SEE REVERSE SIDE

SWITCHBOARD INCORPORATED
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


                            SWITCHBOARD INCORPORATED

April 17, 2001

Dear stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the management and operation of your company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the annual meeting of stockholders to be held on May 16, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Switchboard Incorporated

                                  DETACH HERE

[X] Please mark votes as in this example.

1. ELECTION OF TWO CLASS I DIRECTORS TO SERVE FOR THE ENSUING THREE YEARS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

    Nominees:  (01) William P. Ferry and (02) Robert M. Wadsworth

       FOR ALL NOMINEES [ ]              [ ] WITHHELD FROM ALL NOMINEES

       [ ]  _____________________________________
            For all nominees except as noted above

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR PROPOSALS 2 AND 3.

2. Approval of the continuance of and an amendment to Switchboard's 1999 Stock Incentive Plan increasing from 1,875,000 to 2,775,000 the number of shares of Switchboard's common stock authorized for issuance under that plan.

    [ ]  FOR           [ ]  AGAINST       [ ]  ABSTAIN


3. Ratification of the appointment of PricewaterhouseCoopers LLP as Switchboard's independent auditors for the current year.

    [ ]  FOR           [ ]  AGAINST       [ ]  ABSTAIN

               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please sign exactly as name(s) appear(s) on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorized person.

Signature:________________ Date:______ Signature:_________________Date:_______